Exhibit 99.1

RCI Reports Record Fourth Quarter Revenues, Annual Revenues, and Cash Generation

HOUSTON—December 14, 2021—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2021 fourth quarter and year ended September 30, 2021, and filed its Form 10-K.

4Q21 Highlights		FY21 Highlights

●	Total revenues of $54.9 million vs. $28.8 million in 4Q20	●	Total revenues of $195.3 million vs. $132.3 million in FY20
●	EPS of $0.26 vs. loss per share of $0.31 in 4Q20	●	EPS of $3.37 vs. loss per share of $0.66 in FY20
●	Non-GAAP EPS* of $1.58 vs. $0.15 in 4Q20	●	Non-GAAP EPS* of $4.08 vs. $0.51 in FY20
●	Net cash from operating activities of $9.8 million and free cash flow* of $8.5 million	●	Net cash from operating activities of $42.0 million and free cash flow* of $36.1 million
●	Net income of $2.3 million vs. net loss of $2.9 million in 4Q20	●	Net income of $30.2 million vs. net loss of $6.3 million in FY20
●	Adjusted EBITDA* of $17.6 million vs. $4.4 million in 4Q20	●	Adjusted EBITDA* of $60.2 million vs. $22.4 million in FY20
●	$35.7 million cash and equivalents at 9/30/21

4Q21 and FY21 included non-cash impairments of $11.9 million and $13.6 million, respectively. While most clubs rebounded significantly throughout the year, the full year contribution from clubs in certain locations with more stringent COVID-19 restrictions did not recover as fast as previously projected.

Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., stated: “We ended FY21 with record fourth quarter revenues, annual revenues, and cash generation. A special thanks to our teams for their outstanding performance managing COVID-19 restrictions, reopening challenges earlier in the year, the Delta variant, inflation, and labor issues in the fourth quarter. We’re working full steam ahead on executing our plan for FY22. This includes improving the customer experience at our new club acquisitions, scouting for new clubs to buy, the recent opening of our new company-owned Bombshells Arlington, the upcoming opening of our franchisee-owned Bombshells San Antonio, developing new company-owned and franchised Bombshells locations, and launching our AdmireMe mobile friendly site.”

Conference Call Today at 4:30 PM ET

●	Live Participant Phone: Toll Free 888-506-0062, International 973-528-0011, Passcode: 484746
●	Live webcast, slides or replay link: https://www.webcaster4.com/Webcast/Page/2209/43856
●	Phone replay: Toll Free 877-481-4010, International 919-882-2331, Passcode: 43856

Meet Management Tonight at 6:00 PM ET

●	Investors are invited to meet management at one of RCI’s top revenue generating clubs
●	Rick’s Cabaret New York, 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP your contact information to gary.fishman@anreder.com by 5:00 PM ET today

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4Q21 Segments

●	Nightclubs: 4Q21 revenues of $40.3 million, operating margin of 16.1% (43.2% non-GAAP), and income from operations of $6.5 million ($17.4 million non-GAAP), with 36 clubs open the full quarter. Florida clubs did particularly well. Higher-margin service revenues continued to grow. GAAP results included the previously mentioned $11.9 million impairment and a $1.0 million gain on insurance. 4Q21 improved significantly compared to 4Q20 when 16 clubs were open the full quarter and 34 by quarter end, reflecting COVID restrictions. Compared to pre-COVID 4Q19, 4Q21 revenues increased 12% and income from operations increased 4% (58% non-GAAP).
●	Bombshells: 4Q21 revenues of $14.4 million, operating margin of 20.8%, and income from operations of $3.0 million. All 10 locations were open the full quarter. This compares to 4Q20 revenues of $15.5 million, operating margin of 33.0%, and income from operations of $5.1 million, when sales benefitted from an unusually strong sports schedule and Bombshells being one of the few venues open in its markets. Compared to pre-COVID 4Q19, revenues increased 69% on 25% more units and operating margin expanded 11.9 percentage points.

4Q21 Consolidated (comparisons to 4Q20 and % are of total revenues unless indicated otherwise)

●	Margin improvements in cost of goods sold (14.9% vs. 15.6%), salaries and wages (25.6% vs. 28.5%), and SG&A (27.6% vs. 41.0%) primarily reflected higher Nightclubs sales and cost-saving initiatives.
●	Other charges of $11.9 million included the previously mentioned impairment and $1.0 million from settlement of lawsuits, partially offset by other gains of $1.0 million from insurance.
●	Operating margin was 6.6% vs. 0.7%. Non-GAAP operating margin was 28.4% vs. 8.0%.
●	Interest expense increased $0.5 million due to costs and charges related to the previously announced debt refinancing, but declined as a percentage of revenues, to 5.3% from 8.4%.
●	Income taxes were a benefit of $1.6 million compared to an expense of $0.8 million. Both periods adjusted for the full year tax rate. 4Q21 also included $0.6 million benefit from a change in deferred tax asset valuation allowance.
●	Debt was $125.2 million at 9/30/21 compared to $127.6 million at 6/30/21. This reflected scheduled paydowns and a $1.2 million paydown related to a sold property.

FY21 vs. FY20

●	Total revenues increased 48% to $195.3 million, primarily due to a 55% increase in Nightclubs to $137.3 million and a 31% increase in Bombshells to a record $56.6 million.
●	Compared to FY20, which was more severely affected by COVID-19 restrictions, most clubs opened to their full capacity and operating hours over the course of FY21, while Bombshells restaurants opened to their full capacity and operating hours as of the first half of March 2021.
●	As a result, operating margin expanded to 19.7% from 2.1% of revenues. On a non-GAAP basis, which excludes the previously-mentioned $13.6 million impairment and other charges (gains), operating margin expanded to 26.7% from 10.5% of revenues.

Note

●	As of the release of this report, we do not know the future extent and duration of the impact of COVID-19 on our businesses. We will continually monitor and evaluate our cash flow situation to determine whether any measures need to be instituted.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc., and its subsidiaries, unless the context indicates otherwise.

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*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, and (e) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) costs and charges related to debt refinancing, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized loss on equity securities, (g) settlement of lawsuits, (h) gain on debt extinguishment, (i) the income tax effect of the above-described adjustments, and (j) change in deferred tax asset valuation allowance. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 13.5%, 26.0%, and 15.5% effective tax rate of the pre-tax non-GAAP income before taxes for the 2021, 2020, and 2019, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, and (i) gain on debt extinguishment. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) www.rcihospitality.com

With more than 50 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas-Fort Worth, Houston, Miami, Minneapolis, Denver, St. Louis, Charlotte, Pittsburgh, Raleigh, Louisville, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar.

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2021, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and percentage data)

	For the Three Months Ended September 30,				For the Twelve Months Ended September 30,
	2021		2020		2021		2020
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$23,960	43.6%	$13,795	47.9%	$86,685	44.4%	$59,080	44.6%
Sales of food and merchandise	10,906	19.9%	7,082	24.6%	41,111	21.1%	24,460	18.5%
Service revenues	17,019	31.0%	6,714	23.3%	55,461	28.4%	41,162	31.1%
Other	3,056	5.6%	1,195	4.2%	12,001	6.1%	7,625	5.8%
Total revenues	54,941	100.0%	28,786	100.0%	195,258	100.0%	132,327	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	4,270	17.8%	2,271	16.5%	15,883	18.3%	11,097	18.8%
Food and merchandise sold	3,833	35.1%	2,167	30.6%	13,794	33.6%	8,141	33.3%
Service and other	70	0.3%	49	0.6%	374	0.6%	197	0.4%
Total cost of goods sold (exclusive of items shown below)	8,173	14.9%	4,487	15.6%	30,051	15.4%	19,435	14.7%
Salaries and wages	14,071	25.6%	8,204	28.5%	50,627	25.9%	39,070	29.5%
Selling, general and administrative	15,141	27.6%	11,803	41.0%	54,608	28.0%	51,692	39.1%
Depreciation and amortization	2,041	3.7%	2,140	7.4%	8,238	4.2%	8,836	6.7%
Other charges (gains), net	11,898	21.7%	1,960	6.8%	13,186	6.8%	10,548	8.0%
Total operating expenses	51,324	93.4%	28,594	99.3%	156,710	80.3%	129,581	97.9%
Income from operations	3,617	6.6%	192	0.7%	38,548	19.7%	2,746	2.1%
Other income (expenses)
Interest expense	(2,913)	-5.3%	(2,408)	-8.4%	(9,992)	-5.1%	(9,811)	-7.4%
Interest income	59	0.1%	61	0.2%	253	0.1%	324	0.2%
Non-operating gains (losses), net	(26)	0.0%	39	0.1%	5,330	2.7%	(64)	0.0%
Income (loss) before income taxes	737	1.3%	(2,116)	-7.4%	34,139	17.5%	(6,805)	-5.1%
Income tax expense (benefit)	(1,551)	-2.8%	769	2.7%	3,989	2.0%	(493)	-0.4%
Net income (loss)	2,288	4.2%	(2,885)	-10.0%	30,150	15.4%	(6,312)	-4.8%
Net loss attributable to noncontrolling interests	12	0.0%	92	0.3%	186	0.1%	227	0.2%
Net income (loss) attributable to RCIHH common shareholders	$2,300	4.2%	$(2,793)	-9.7%	$30,336	15.5%	$(6,085)	-4.6%

Earnings (loss) per share
Basic and diluted	$0.26		$(0.31)		$3.37		$(0.66)

Weighted average shares outstanding
Basic and diluted	9,000		9,124		9,005		9,199

Dividends per share	$0.04		$0.03		$0.16		$0.14

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$2,300	$(2,793)	$30,336	$(6,085)
Income tax expense (benefit)	(1,551)	769	3,989	(493)
Interest expense, net	2,854	2,347	9,739	9,487
Settlement of lawsuits	1,069	100	1,349	174
Impairment of assets	11,940	1,423	13,612	10,615
Gain on sale of businesses and assets	(67)	(16)	(522)	(661)
Gain on debt extinguishment	-	-	(5,329)	-
Unrealized loss (gain) on equity securities	26	(39)	84	64
Loss (gain) on insurance	(1,044)	453	(1,253)	420
Depreciation and amortization	2,041	2,140	8,238	8,836
Adjusted EBITDA	$17,568	$4,384	$60,243	$22,357

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$2,300	$(2,793)	$30,336	$(6,085)
Amortization of intangibles	49	147	258	609
Settlement of lawsuits	1,069	100	1,349	174
Impairment of assets	11,940	1,423	13,612	10,615
Gain on sale of businesses and assets	(67)	(16)	(522)	(661)
Gain on debt extinguishment	-	-	(5,329)	-
Unrealized loss (gain) on equity securities	26	(39)	84	64
Loss (gain) on insurance	(1,044)	453	(1,253)	420
Costs and charges related to debt refinancing	694	-	694	-
Change in deferred tax asset valuation allowance	(632)	1,273	(632)	1,273
Net income tax effect	(143)	799	(1,845)	(1,700)
Non-GAAP net income	$14,192	$1,347	$36,752	$4,709

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	9,000	9,124	9,005	9,199
GAAP diluted earnings (loss) per share	$0.26	$(0.31)	$3.37	$(0.66)
Amortization of intangibles	0.01	0.02	0.03	0.07
Settlement of lawsuits	0.12	0.01	0.15	0.02
Impairment of assets	1.33	0.16	1.51	1.15
Gain on sale of businesses and assets	(0.01)	(0.00)	(0.06)	(0.07)
Gain on debt extinguishment	-	-	(0.59)	-
Unrealized loss (gain) on equity securities	0.00	(0.00)	0.01	0.01
Loss (gain) on insurance	(0.12)	0.05	(0.14)	0.05
Costs and charges related to debt refinancing	0.08	-	0.08	-
Change in deferred tax asset valuation allowance	(0.07)	0.14	(0.07)	0.14
Net income tax effect	(0.02)	0.09	(0.20)	(0.18)
Non-GAAP diluted earnings per share	$1.58	$0.15	$4.08	$0.51

Reconciliation of GAAP operating income to non-GAAP operating income
Income (loss) from operations	$3,617	$192	$38,548	$2,746
Amortization of intangibles	49	147	258	609
Settlement of lawsuits	1,069	100	1,349	174
Impairment of assets	11,940	1,423	13,612	10,615
Gain on sale of businesses and assets	(67)	(16)	(522)	(661)
Costs and charges related to debt refinancing	57	-	57	-
Loss (gain) on insurance	(1,044)	453	(1,253)	420
Non-GAAP operating income	$15,621	$2,299	$52,049	$13,903

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	6.6%	0.7%	19.7%	2.1%
Amortization of intangibles	0.1%	0.5%	0.1%	0.5%
Settlement of lawsuits	1.9%	0.3%	0.7%	0.1%
Impairment of assets	21.7%	4.9%	7.0%	8.0%
Gain on sale of businesses and assets	-0.1%	-0.1%	-0.3%	-0.5%
Costs and charges related to debt refinancing	0.1%	0.0%	0.0%	0.0%
Loss (gain) on insurance	-1.9%	1.6%	-0.6%	0.3%
Non-GAAP operating margin	28.4%	8.0%	26.7%	10.5%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$9,774	$3,485	$41,991	$15,632
Less: Maintenance capital expenditures	1,299	40	5,907	2,151
Free cash flow	$8,475	$3,445	$36,084	$13,481

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Revenues
Nightclubs	$40,333	$13,134	$137,348	$88,373
Bombshells	14,403	15,531	56,621	43,215
Other	205	121	1,289	739
	$54,941	$28,786	$195,258	$132,327

Income (loss) from operations
Nightclubs	$6,502	$54	$43,815	$13,056
Bombshells	3,001	5,128	13,264	9,237
Other	(72)	(191)	35	(614)
General corporate	(5,814)	(4,799)	(18,566)	(18,933)
	$3,617	$192	$38,548	$2,746

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended September 30, 2021					For the Three Months Ended September 30, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$6,502	$3,001	$(72)	$(5,814)	$3,617	$54	$5,128	$(191)	$(4,799)	$192
Amortization of intangibles	46	3	-	-	49	48	4	96	-	148
Settlement of lawsuits	38	21	-	1,010	1,069	100	-	-	-	100
Impairment of assets	11,940	-	-	-	11,940	1,423	-	-	-	1,423
Costs and charges related to debt refinancing	17	-	-	40	57	-	-	-	-	-
Loss (gain) on sale of businesses and assets	(82)	16	-	(1)	(67)	(20)	-	-	3	(17)
Loss (gain) on insurance	(1,044)	-	-	-	(1,044)	453	-	-	-	453
Non-GAAP operating income (loss)	$17,417	$3,041	$(72)	$(4,765)	$15,621	$2,058	$5,132	$(95)	$(4,796)	$2,299

GAAP operating margin	16.1%	20.8%	-35.1%	-10.6%	6.6%	0.4%	33.0%	-157.9%	-16.7%	0.7%
Non-GAAP operating margin	43.2%	21.1%	-35.1%	-8.7%	28.4%	15.7%	33.0%	-78.5%	-16.7%	8.0%

	For the Twelve Months Ended September 30, 2021					For the Twelve Months Ended September 30, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$43,815	$13,264	$35	$(18,566)	$38,548	$13,056	$9,237	$(614)	$(18,933)	$2,746
Amortization of intangibles	187	14	57	-	258	211	15	383	-	609
Settlement of lawsuits	275	59	5	1,010	1,349	174	-	-	-	174
Impairment of assets	13,612	-	-	-	13,612	10,370	245	-	-	10,615
Costs and charges related to debt refinancing	17	-	-	40	57	-	-	-	-	-
Loss (gain) on sale of businesses and assets	(580)	72	-	(14)	(522)	(639)	16	-	(38)	(661)
Loss (gain) on insurance	(1,209)	-	-	(44)	(1,253)	433	-	-	(13)	420
Non-GAAP operating income (loss)	$56,117	$13,409	$97	$(17,574)	$52,049	$23,605	$9,513	$(231)	$(18,984)	$13,903

GAAP operating margin	31.9%	23.4%	2.7%	-9.5%	19.7%	14.8%	21.4%	-83.1%	-14.3%	2.1%
Non-GAAP operating margin	40.9%	23.7%	7.5%	-9.0%	26.7%	26.7%	22.0%	-31.3%	-14.3%	10.5%

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,288	$(2,885)	$30,150	$(6,312)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,041	2,140	8,238	8,836
Deferred income tax expense (benefit)	(823)	249	(1,253)	(1,268)
Gain on sale of businesses and assets	(88)	(28)	(714)	(777)
Impairment of assets	11,940	1,423	13,612	10,615
Unrealized loss (gain) on equity securities	26	(39)	84	64
Amortization and write-off of debt discount and issuance costs	151	42	311	236
Gain on debt extinguishment	-	-	(5,298)	-
Noncash lease expense	447	416	1,729	1,660
Loss (gain) on insurance	(1,043)	629	(1,337)	596
Doubtful accounts expense (reversal) on notes receivable	(58)	107	(80)	602
Changes in operating assets and liabilities:
Accounts receivable	(5,078)	(241)	(769)	(294)
Inventories	(180)	255	(287)	226
Prepaid expenses, other current assets, and other assets	1,774	(3,309)	4,120	1,633
Accounts payable, accrued, and other liabilities	(1,623)	4,726	(6,515)	(185)
Net cash provided by operating activities	9,774	3,485	41,991	15,632
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	2,202	180	5,415	2,221
Proceeds from insurance	858	-	1,152	945
Proceeds from notes receivable	35	21	130	1,576
Payments for property and equipment and intangible assets	(2,723)	(171)	(13,511)	(5,736)
Net cash provided by (used in) investing activities	372	30	(6,814)	(994)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	36,314	-	38,490	6,503
Payments on debt obligations	(38,333)	(1,343)	(49,178)	(8,832)
Purchase of treasury stock	-	(996)	(1,794)	(9,484)
Payment of dividends	(360)	(366)	(1,440)	(1,286)
Payment of loan origination costs	(1,174)	-	(1,174)	-
Distribution to noncontrolling interests	-	-	-	(31)
Net cash used in financing activities	(3,553)	(2,705)	(15,096)	(13,130)
NET INCREASE IN CASH AND CASH EQUIVALENTS	6,593	810	20,081	1,508
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,093	14,795	15,605	14,097
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,686	$15,605	$35,686	$15,605

8

RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	September 30,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$35,686	$15,605
Accounts receivable, net	7,570	6,767
Current portion of notes receivable	220	201
Inventories	2,659	2,372
Prepaid expenses and other current assets	1,928	6,488
Assets held for sale	4,887	-
Total current assets	52,950	31,433
Property and equipment, net	175,952	181,383
Operating lease right-of-use assets, net	24,308	25,546
Notes receivable, net of current portion	2,839	2,908
Goodwill	39,379	45,686
Intangibles, net	67,824	73,077
Other assets	1,367	900
Total assets	$364,619	$360,933

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,408	$4,799
Accrued liabilities	10,403	14,573
Current portion of long-term debt, net	6,434	16,304
Current portion of operating lease liabilities	1,780	1,628
Total current liabilities	23,025	37,304
Deferred tax liability, net	19,137	20,390
Long-term debt, net of current portion and debt discount and issuance costs	118,734	125,131
Operating lease liabilities, net of current portion	24,150	25,439
Other long-term liabilities	350	362
Total liabilities	185,396	208,626

Commitments and contingencies

Equity
Preferred stock	-	-
Common stock	90	91
Additional paid-in capital	50,040	51,833
Retained earnings	129,693	100,797
Total RCIHH stockholders’ equity	179,823	152,721
Noncontrolling interests	(600)	(414)
Total equity	179,223	152,307
Total liabilities and equity	$364,619	$360,933

9